PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Jump Securities	Registration Statement Nos. 333-221595
(To Prospectus dated November 16, 2017)	333-221595-01

GLOBAL MEDIUM-TERM NOTES, SERIES I
Senior Fixed Rate Notes

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Morgan Stanley Finance LLC
GLOBAL MEDIUM-TERM NOTES, SERIES A
Senior Fixed Rate Notes
Fully and Unconditionally Guaranteed by Morgan Stanley
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Jump Securities
Linked to One or More Indices and/or Exchange-Traded Funds

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We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time jump securities, which we refer to as the securities, that may be linked to a single index, the shares of an exchange-traded fund or a weighted basket consisting of two or more components which may be indices and/or exchange-traded funds, as applicable, each of which we refer to as the underlying asset. The specific terms of any securities that we offer, including the name(s) of the underlying index, underlying shares, or, in the case of a basket, each basket component, will be included in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The securities will have the following general terms:

•	The securities are unsubordinated unsecured obligations of ours and do not guarantee the return of principal at maturity. All payments under the securities are subject to our credit risk.

•	If the value of the underlying asset on the valuation date is greater than its closing value on the pricing date, the securities provide a payment at maturity that will be greater than the stated principal amount of the securities.

o	The payment at maturity will be an amount in cash equal to the stated principal amount plus a fixed upside payment, or, if greater and the applicable pricing supplement so specifies, the product of the stated principal amount and the percentage appreciation of the underlying asset, as determined on the valuation date.

•	If the value of the underlying asset on the valuation date is less than or equal to its closing value on the pricing date, the securities will be exposed on a 1 to 1 basis to the performance of the underlying asset from the pricing date to the valuation date and the securities will pay an amount in cash equal to or less than, and possibly significantly less than, the stated principal amount.

o	The payment at maturity will be an amount in cash equal to the product of the stated principal amount and the performance factor of the underlying asset, as determined on the valuation date, subject to any buffer or trigger specified in the applicable pricing supplement.

•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement. See “Description of Securities—General Terms of Securities—Terms Specified in Pricing Supplements” on page S-34.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

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Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-27.

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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

____________________

MORGAN STANLEY

November 16, 2017

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the securities, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

IMPORTANT – EEA RETAIL INVESTORS – If the pricing supplement in respect of any securities includes a legend entitled “Prohibition of Sales to EEA Retail Investors”, the securities are not intended, from January 1, 2018, to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended (the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive (as defined below). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the securities made to persons in the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the securities.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, in respect of any offer of securities on or after January 1, 2018, unless the pricing supplement in respect of any securities specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, it will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)   the expression “retail investor” means a person who is one (or more) of the following:

(i)    a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)   a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)  not a qualified investor as defined in the Prospectus Directive; and

(b)   the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Prior to January 1, 2018, and from that date if the pricing supplement in respect of any securities specifies “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, in relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of securities to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State at any time:

(1)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (1) to (3) above shall require us or any agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

With respect to securities to be offered or sold in the United Kingdom, the agent has represented and agreed, and each underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities will be required to represent and agree, that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us, and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus and any other documents or materials relating to the issue of securities is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom the securities are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom or (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the redemption value of that part is not less than £100,000 (or its equivalent in other currencies) and (C) be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (ii) be issued in other circumstances which do not constitute a contravention of Section 19 of the FSMA by us.

With respect to such securities that have a maturity of less than one year, the agent has represented and agreed, and each underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities will be required to represent and agree, that (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (2) it has not offered or sold and will not offer or sell any such securities other than to persons:

(i)     whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(ii)    who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us.

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). The securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of the securities have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance, (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or (iii) in cirucmstances which do not constitute an offer to the public within the meaning of that Ordinance. No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the SFA. Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. Where securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has subscribed for or acquired the securities except:

(1) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

The securities may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the securities being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the securities constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. The securities are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do not benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

Prospectus

Summary	1
Risk Factors	7
Where You Can Find More Information	10
Consolidated Ratios of Earnings to Fixed Charges
and Earnings to Fixed Charges
and Preferred Stock Dividends	12
Morgan Stanley	13
Morgan Stanley Finance LLC	13
Use of Proceeds	14
Description of Debt Securities	14
Description of Units	44
Description of Warrants	52
Description of Purchase Contracts	56
Description of Capital Stock	58
Forms of Securities	69
Securities Offered on a Global Basis Through the Depositary	72
United States Federal Taxation	76
Plan of Distribution (Conflicts of Interest)	81
Legal Matters	84
Experts	84
Benefit Plan Investor Considerations	84

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this product supplement, “we,” “us,” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the jump securities, which we refer to as the securities, offered under this program, in general terms only. You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of the securities. Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus. For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the securities it offers under this product supplement are among the securities referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the securities it offers under this product supplement are among the securities referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this product supplement. MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

General terms of the securities	Unlike ordinary debt securities, the securities do not guarantee the return of principal at maturity. The securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement. At maturity, the securities will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”) or a basket of indices (each index, a “basket index”) and/or shares of exchange-traded funds (each exchange-traded fund, a “basket ETF”) on the valuation date. We refer to any basket of indices and/or shares of exchange-traded funds as a “basket,” to any basket index or basket ETF as a “basket component” and to any underlying index, underlying shares or basket, as the “underlying asset.”

Payment at maturity	At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date. If the underlying asset appreciates, the securities will pay, in addition to the stated principal amount, either (i) a fixed upside payment or (ii) the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying asset, as specified in the applicable pricing supplement:

If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset

• If the final value is greater than the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

stated principal amount + upside payment where, upside payment = a fixed amount specified in the applicable pricing supplement
The upside return potential is therefore fixed and limited to the upside payment.

• If the final value is less than or equal to the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

stated principal amount × index performance factor

OR

stated principal amount × share performance factor

OR

stated principal amount × basket performance factor

where,

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Because in this scenario, the index performance factor, share performance factor or basket performance factor will, in each case, be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount. The payment due at maturity for each security may be significantly less than the stated principal amount and could be zero.

All payments on the securities are subject to our credit risk. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement

• If the final value is greater than the initial value, you will receive for each stated principal amount of securities that you hold a payment at maturity equal to:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × share percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change where,

upside payment = a fixed amount specified in the applicable pricing supplement and where,

index percent change	=	final index value – initial index value
initial index value

share percent change	=	final share price – initial share price
initial share price

basket percent change	=	final basket value – initial basket value
initial basket value

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket. In these formulas, there is no maximum payment at maturity on the securities.
• If the final value is less than or equal to the initial value, the applicable provisions described above under “—Payment at maturity—If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” will apply.

For purposes of determining the index performance factor, share performance factor or basket performance factor and the index percent change, share percent change or basket percent change, we use the following terms:

With respect to the underlying index:

initial index value	=	the index closing value on the day we price the securities for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=	the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant index business day by the index publisher. In certain circumstances, the index closing value will be based on an alternate calculation of the index. See “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

With respect to the underlying shares:

initial share price	=	the share closing price of one share of the underlying shares on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the share closing price of one share of the underlying shares on the valuation date times the adjustment factor on such date

share closing price	=	as defined in “Description of Securities—General Terms of Securities —Some Definitions––share closing price.”

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares

With respect to the basket:

initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=

on any day, the sum of the products of the basket component closing values of each basket component and the applicable multiplier for such basket component.

In certain circumstances, the basket closing value will be based on an alternate calculation of any basket index described under “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of Securities—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable

multiplier	=	the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the calculation agent on the relevant basket component setting date and will remain constant for the term of the securities.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement. The applicable pricing supplement may specify that the securities will have multiple valuation dates as described under “Securities with Multiple Valuation Dates” below. Any valuation date will be subject to postponement in the event of non-index business days, non-trading days or the occurrence of a market disruption event. See “Description of Securities—Postponement of Valuation Date(s)” below.

In each applicable pricing supplement, we will provide a graph that will illustrate the payout at maturity for the particular issuance of securities over a range of hypothetical percentage changes in the underlying asset. You should also review the graphs in the section of this product supplement titled “Hypothetical Payments on the Securities at Maturity,” which provide illustrations of the payments for the securities over a range of hypothetical percentage changes in the underlying asset.

Other features of the securities	Certain securities may have features that differ from the basic securities described above. An issuance of securities may combine one or more of the features listed below.

Buffered Jump Securities

For issuances of securities with a buffer amount, which we refer to as “Buffered Jump Securities,” the payment at maturity will be determined as follows.

At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date, determined as follows:

• If the final value is greater than the initial value, the applicable provisions described under “—Payment at maturity––If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

• If the final value is less than or equal to the initial value but greater than or equal to the buffer threshold value, meaning the value of the underlying asset has remained unchanged or has declined from the initial value by an amount less than or equal to the buffer amount, you will receive for each security that you hold the stated principal amount at maturity, where,

buffer amount =   the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount of each security.

and where,

buffer threshold value = initial index value × (100% – buffer amount)

OR

initial share price × (100% – buffer amount)

OR

initial basket value × (100% – buffer amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

• If the final value is less than the buffer threshold value, meaning the value of the underlying asset has declined from the initial value by more than the buffer amount, you will receive for each security that you hold a payment at maturity equal to:

stated principal amount × (index performance factor + buffer amount)

OR

stated principal amount × (share performance factor + buffer amount)

OR

stated principal amount × (basket performance factor + buffer amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Accordingly, where the final value has decreased from the initial value by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying asset in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

Buffered Jump Securities with a Downside Factor

Buffered jump securities may be structured to have a downside factor, which is the factor by which any percentage decline in the underlying asset in excess of the buffer amount is multiplied. For buffered jump securities with a downside factor,

If the final value is less than the buffer threshold value, you will receive for each security that you hold a payment at maturity equal to:

stated principal amount	+	stated principal amount	×	(index percent change + buffer amount)	×	downside factor

OR

stated principal amount	+	stated principal amount	×	(share percent change + buffer amount)	×	downside factor

OR

stated principal amount	+	stated principal amount	×	(basket percent change + buffer amount)	×	downside factor

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Because in this scenario the sum of the index percent change, share percent change or basket percent change, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and could be zero.

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to Buffered Jump Securities.

Trigger Jump Securities

For issuances of securities with a trigger amount, which we refer to as “Trigger Jump Securities,” the payment at maturity will be determined as follows.

At maturity, you will receive for each stated principal amount of securities that you hold an amount in cash that will vary depending upon the value of the underlying asset on the valuation date, determined as follows:

• If the final value is greater than the initial value, the applicable provisions described under “—Payment at maturity––If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

• If the final value is less than or equal to the initial value but greater than or equal to the downside threshold value, you will receive for each security that you hold the stated principal amount at maturity, where,

downside threshold value = the value of the underlying asset, specified in the applicable pricing supplement, to which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount of each security.

• If the final value is less than the downside threshold value, the applicable provisions described under “—Payment at maturity––If a fixed upside payment is specified in the applicable pricing supplement, and there is no further participation in the appreciation of the underlying asset” or “—If the greater of a fixed upside payment and an underlying asset-based return is specified in the applicable pricing supplement” will apply, as specified in the applicable pricing supplement.

Securities with Multiple Valuation Dates

For issuances of securities that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” and “—Other features of the securities—Buffered Jump Securities” will apply, except that, in lieu of the final index value, final share price or final basket value, we will use the final average index value, final average share price or final average basket value, as applicable, which will equal:

• for an underlying index, the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the calculation agent on the final valuation date;

• for underlying shares, the arithmetic average of the products of the share closing price of the underlying shares on each valuation date times the relevant adjustment factor on each such valuation date, as calculated by the calculation agent on the final valuation date; or

• for a basket, the arithmetic average of the basket closing values of the basket on the relevant valuation dates, as calculated by the calculation agent on the final valuation date.

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to securities with multiple valuation dates.

Your return on the securities may be limited to a fixed upside payment at maturity	If the applicable pricing supplement so specifies, the payment at maturity will equal the stated principal amount plus a fixed upside payment for any final value of the underlying asset that is greater than the initial value. Your return will be limited to such fixed upside payment even if the value of the underlying asset increases substantially.

Issue price of the securities includes commissions and projected profit	The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date	If any scheduled valuation date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date or final valuation date as postponed.

Other terms of the securities	• The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.
• The securities will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.
• You will not have the right to present the securities to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.
• We may from time to time, without your consent, create and issue additional securities with the same terms as securities previously issued so that they may be combined with the earlier issuance.
• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the calculation agent	We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity, if any, and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity, if any. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; Conflicts of interest	The agent for the offering of the securities is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest).”

Forms of securities	The securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the securities	Because this is a summary, it does not contain all of the information that may be important to you. You should read the “Description of Securities” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in investing in the securities in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked securities such as the securities may differ from that of investments in ordinary debt securities. See the section of this product supplement called “Description of Securities—United States Federal Taxation.” You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

How to reach us	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

estimated value and secondary market priceS of the SECURITIES

Our Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of securities will include costs associated with issuing, selling, structuring and hedging the securities, which will be borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original issue price. Our estimate of the value of the securities as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, in valuing the securities on the pricing date, we will take into account that the securities comprise both a debt component and a performance-based component linked to the underlying asset. The estimated value of the securities will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying asset, instruments based on the underlying asset and/or its components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Securities

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of securities, such as the upside payment or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of securities would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Securities

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the securities will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the securities, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Hypothetical Payments on the Securities at Maturity

Jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to an underlying index with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying index. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200

•	Where the final index value is at all greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value.

•	Where the final index value is less than or equal to the initial index value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to an underlying index that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying index. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200

•	Where the final index value is greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the index percent change and (ii) the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value by an amount less than or equal to 20%. If the final index value has increased from the initial index value by more than 20%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying index.

•	Where the final index value is less than or equal to the initial index value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Buffered jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to shares of an underlying exchange-traded fund (“underlying shares”) with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying shares. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• buffer amount:	10%

•	Where the final share price is at all greater than the initial share price, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final share price greater than the initial share price.

•	Where the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10%, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final share price has decreased from the initial share price by an amount greater than the buffer amount of 10%, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the index in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than $100 per security. For example, if the final share price has decreased by 40% from the initial share price, the payment at maturity will be $700 per security (70% of the stated principal amount).

Buffered jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to an underlying basket that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying basket. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• buffer amount:	10%

•	Where the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final basket value has decreased from the initial basket value by an amount greater than the buffer amount of 10%, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying basket in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than $100 per security. For example, if the final basket value has decreased by 40% from the initial basket value, the payment at maturity will be $700 per security (70% of the stated principal amount).

Trigger jump securities with a fixed upside payment, and there is no further participation in the appreciation of the underlying asset:

Assuming an issuance of securities linked to an underlying index with a fixed upside payment, the following graph illustrates the payment at maturity on each security for a range of final index values of the underlying index. The graph does not illustrate every final index value that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• initial index value:	1,000
• downside threshold value:	900

•	Where the final index value is at all greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value.

•	Where the final index value is less than or equal to the initial index value but is greater than or equal to the downside threshold value of 900, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final index value is less than the downside threshold value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Trigger jump securities that pay the greater of a fixed upside payment and an underlying asset-based return:

Assuming an issuance of securities linked to an underlying index that provides for the greater of a fixed upside payment and an underlying asset-based return, the following graph illustrates the payment at maturity on each security for a range of final index values of the underlying index. The graph does not illustrate every final index value that may occur. The graph is based on the following hypothetical terms:

• stated principal amount:	$1,000
• upside payment:	$200
• initial index value:	1,000
• downside threshold value:	900

•	Where the final index value is greater than the initial index value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the index percent change and (ii) the upside payment of $200. An investor will receive a payment at maturity of $1,200 per security at any final index value greater than the initial index value by an amount less than or equal to 20%. If the final index value has increased from the initial index value by more than 20%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying index.

•	Where the final index value is less than or equal to the initial index value but is greater than or equal to the downside threshold value of 900, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

•	Where the final index value is less than the downside threshold value, the payment at maturity will be less than or equal to the stated principal amount of $1,000 by an amount that is proportionate to the percentage decrease of the underlying index. For example, if the final index value has decreased by 40% from the initial index value, the payment at maturity will be $600 per security (60% of the stated principal amount).

Securities linked to a basket:

For securities linked to a basket, it is important to note that increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.

Below is an example illustrating the payment at maturity when the basket depreciates as a whole and therefore the basket performance factor is less than or equal to 1.0. The example is based on the following hypothetical terms:

Stated principal amount = $1,000

The basket performance factor is less than 1.0

Basket Component	Weighting	Hypothetical Initial Value of Underlying Asset	Multiplier	Hypothetical Final Value of Underlying Asset	Percentage Change
X index	50%	500	0.1	250	–50%
Y index	25%	100	0.25	120	+20%
Z exchange-traded fund	25%	$10	2.5	$13	+30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components

So, using the hypothetical basket component closing values on the valuation date above:

250 × 0.1	=	25; plus	[for X index]
120 × 0.25	=	30; plus	[for Y index]
13 × 2.5	=	32.5	[for Z exchange-traded fund]
	=	= 87.5

Basket performance factor	=	final basket value / initial basket value
	=	87.5 / 100
	=	0.875
Payment at maturity	=	stated principal amount × basket performance factor
	=	$1,000 × 0.875
	=	$875

In the above example, Y index and Z exchange-traded fund (with a combined weighting of 50% of the basket) have each increased in value over the term of the securities, but the value of X index (with a weighting of 50% of the basket) has declined. Although two out of the three basket components have increased in value over the term of the securities, a more significant decline in the basket component with the largest weighting offsets the appreciation in the other two basket components, and, consequently, the basket performance factor is less than 1.0. Therefore, the payment at maturity per security will be less than the $1,000 stated principal amount and will equal $875.

Securities with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for securities with multiple valuation dates. In these examples, we have assumed that the securities are linked to a single underlying index with an initial index value equal to 1,000, that the securities provide for the greater of the upside payment of $200 and the product of the stated principal amount and the index percent change and that the stated principal amount is $1,000.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index values of the underlying index on the valuation dates (four dates in our examples below) specified in the applicable pricing supplement. Because the value of an underlying index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the value of an underlying index on the amount payable to you at maturity. However, the underlying asset for any particular issuance of securities may not increase or decrease in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the securities for a range of hypothetical index values in a hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,370	1,100	1,100
Final Average Index Value:	1,150	925	1,250
Stated Principal Amount:	$1,000	$1,000	$1,000
Payment at Maturity on a $1,000 Stated Principal Amount:	$1,200	$925	$1,250

•	In Example 1, the index value increases on each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,150 is lower than the index value of 1,370 on the final valuation date. At maturity, for each security, the investor receives $1,200 because the upside payment of $200 is greater than the index-based return of $150. The return on the securities at maturity represents a 20% increase above the stated principal amount, which is less than the simple index return of 37% over the term of the securities.

•	In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date. Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value. At maturity, for each security, the investor receives $925. The return on the securities at maturity represents a 7.5% loss on the stated principal amount, despite the simple index return of positive 10% over the term of the securities.

•	In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates. At maturity, the final average index value of 1,250 is higher than the index value of 1,100 on the final valuation date. At maturity, for each security, the investor receives $1,250 because the index-based return of $250 is greater than the upside payment of $200. The return on the securities at maturity represents a 25% increase above the stated principal amount, despite the simple index return of 10% over the term of the securities.

Risk Factors

The securities are not secured debt, are riskier than ordinary debt securities, and, unlike ordinary debt securities, the securities generally do not pay interest or guarantee the return of principal at maturity. The return investors realize on the securities may be limited to the fixed upside payment if so specified in the applicable pricing supplement. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities generally do not pay interest and do not guarantee the return of principal

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the securities at maturity and generally do not pay you any interest on the securities. Instead, at maturity, you will receive for each stated principal amount of securities that you hold an amount in cash based on the final value (or final average value) of the underlying asset. If the final value decreases from the initial value, you will receive an amount in cash that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the underlying asset, and you will lose some or all of your investment. Buffered Jump securities offer limited protection against the loss of principal for a decline in the underlying asset up to the buffer amount and provide for a minimum payment at maturity equal to the stated principal amount times the buffer amount. Trigger Jump securities offer limited protection against the loss of principal for a decline in the underlying asset up to the trigger amount but generally do not provide for a minimum payment at maturity.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Your appreciation potential may be limited

In the case of securities with a fixed upside payment, the payment at maturity will equal the stated principal amount plus a fixed upside payment for any final value of the underlying asset that is greater than the initial value.

Your return will be limited to such fixed upside payment even if the value of the underlying asset increases substantially.

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

The market price of the securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the value of any underlying index, underlying shares, basket component or basket as a whole at any time,

•	the volatility (frequency and magnitude of changes in value) of any underlying index, underlying shares, basket or basket component,

•	interest and yield rates in the market,

•	the dividend rate on the stocks constituting any underlying index, basket index or any index underlying the underlying shares or basket ETF (a “share underlying index”);

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any underlying index, basket index or share underlying index or stock markets generally and which may affect the final value (or final average value) of the relevant underlying index, underlying shares or basket components,

•	the time remaining to the maturity of the securities, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the principal amount if, at the time of sale or on earlier valuation dates, if any, the underlying asset is at, below or not sufficiently above its initial value.

You cannot predict the future performance of the underlying asset based on its historical performance. We cannot guarantee that the performance of the underlying asset will be positive, so that you will receive at maturity an amount that is greater than the stated principal amount of the securities.

Changes in the value of one or more of the basket components may offset each other

For securities linked to a basket, price movements in the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may decline. Therefore, in calculating the basket closing value on any valuation date, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components. You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

For securities linked to a basket, the basket components may have different weightings in the underlying basket. In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

In the case of securities with multiple valuation dates, the securities may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its value on the pricing date or basket setting date

For securities with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its value on the pricing date or basket setting date. A value of the underlying asset which is higher than its value on the pricing date or basket setting date on any one valuation date may be partially or wholly offset by a value of the underlying asset which is lower than its value on the pricing date or basket setting date on any other valuation date. Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each security you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

Adjustments to the underlying index or basket index could adversely affect the value of the securities

The underlying index publishers are responsible for calculating and maintaining any underlying index or basket index. Underlying index publishers can add, delete or substitute the stocks constituting any underlying index or basket index or make other methodological changes that could change the value of any underlying index or basket index. Any of these actions could adversely affect the value of the securities. The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or any basket index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the securities will be an amount based on the closing prices at maturity of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the index last in effect prior to discontinuance of the underlying index or any basket index.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the securities

The index publisher of a share underlying index is responsible for calculating and maintaining such index. Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index. In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund. Any of these actions could adversely affect the price of the ETF shares, and, consequently, the value of the securities.

The performance and market price of the ETF shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the ETF shares

The ETF shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the ETF shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the ETF shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the ETF shares may impact the variance between the performances of the ETF shares and the share underlying index.  Finally, because the shares of the ETF shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the ETF shares may differ from the net asset value per share of the ETF shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the ETF shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the ETF shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the ETF shares, and their ability to create and redeem shares of the ETF shares may be disrupted. Under these circumstances, the market price of the ETF shares may vary substantially from the net asset value per share of the ETF shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the ETF shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the ETF shares.  Any of these events could materially and adversely affect the price of the ETF shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the ETF shares on the valuation date, even if the ETF shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the ETF shares.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect any underlying shares or basket ETF

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting any underlying shares or basket ETF. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares or basket ETF. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

There are risks associated with investments in securities linked to the value of indices of foreign equity securities or ETF shares tracking foreign equity securities

Investments in securities linked to the value of indices of foreign equity securities or ETF shares tracking foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Securities linked to certain indices or ETF shares are subject to currency exchange risk

For certain indices or ETF shares, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value or share price, as applicable. Holders of securities linked to such indices or ETF shares will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices or ETF shares. An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index or tracked by the relevant ETF shares strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index or the exchange-related fund relating to the ETF shares. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index or ETF shares will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index or ETF shares and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index or ETF shares, the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities

As calculation agent, MS & Co. will determine the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity, if any. See the definition of market disruption event under “Description of Securities—General Terms of Securities—Some Definitions” and the discussion under “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

Investing in the securities is not equivalent to investing in the underlying asset

Investing in the securities is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components, or their component stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that constitute the underlying index, any basket index or any share underlying index.

Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities

One or more of our affiliates and/or third party dealers will carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying asset, or to any of the component stocks of the underlying index, any share underlying index or any basket component, as applicable), including trading in the stocks that constitute the underlying index, any share underlying index or any basket component as well as in other instruments related to the underlying asset. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying index, any share underlying index or any basket component and other financial instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially increase the value of the underlying asset on the pricing date or the basket setting date, and, therefore, increase the level at or above which the underlying asset must be on the valuation date(s) so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date(s), could adversely affect the value of the underlying asset, and, accordingly, the amount of cash you will receive upon a sale of the securities or at maturity, if any.

The U.S. federal income tax consequences of an investment in the securities are uncertain

Except as otherwise provided in the applicable pricing supplement, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of an investment in the securities are uncertain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described in this product supplement. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

For securities linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain recognized by a U.S. investor in respect of the securities could be recharacterized as ordinary income (in which case an interest charge would be imposed). U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this product supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above). While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the securities. Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Description of Securities

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of the Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See

“Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issuer of the securities;

•	the issue price (price to public);

•	the stated principal amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the upside payment and, in the event of any appreciation of the underlying asset, whether the return on the securities will be fixed and limited to the upside payment or will equal the greater of the upside payment and the underlying asset-based return;

•	whether the securities are buffered;

•	the downside factor, if applicable;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying index or underlying shares or if the securities are linked to a basket, the basket components and the weightings and the multipliers for each of the basket components;

•	the value of the underlying index, underlying shares or basket components, as applicable, on the pricing date or basket component setting date, as applicable;

•	the valuation date(s);

•	the rate per year at which the securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the securities will be listed on any stock exchange;

•	whether the securities will be issued in book-entry or certificated form;

•	if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means, for any security linked to ETF shares, a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF shares. See “—Antidilution Adjustments for Securities linked to Exchange-Traded Funds” below.

“basket” means any basket of indices and/or shares of exchange-traded funds that the securities may be linked to.

“basket closing value” on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components. In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any security linked to a basket, each basket index or basket ETF that is included in the basket.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement. If the scheduled basket component setting date is not an index business day with respect to any basket index or is not a trading day with respect to any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for any security linked to a basket, any component exchange-traded fund of the underlying basket specified in the applicable pricing supplement.

“basket index” means, for any security linked to a basket, any component index of the underlying basket specified in the applicable pricing supplement.

“basket setting date” means the date that is the last basket component setting date.

“buffer amount” means, for any security with a buffer feature, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means, for buffered jump securities, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index, underlying shares or basket, as applicable, in excess of the buffer amount is multiplied.

“downside threshold value” means, for any security with a trigger feature, the value of the underlying index, underlying shares or basket, as applicable, specified in the applicable pricing supplement, to which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for any security linked to a basket with multiple valuation dates, the arithmetic average of the basket closing values on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average index value” means, for any security linked to a single index with multiple valuation dates, the arithmetic average of the index closing values of the underlying index on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average share price” means, for any security linked to a single exchange-traded fund with multiple valuation dates, the arithmetic average of the products of the share closing price of one ETF share and the adjustment factor for such ETF share on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket value” means the basket closing value on the valuation date.

“final index value” means the index closing value of the underlying index on the valuation date.

“final share price” means the share closing price of one underlying share times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date or such other date as may be specified in the applicable pricing supplement.

“initial share price” means the share closing price of one underlying share on the pricing date or such other date as may be specified in the applicable pricing supplement.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the principal amount of each security, unless otherwise specified.

“market disruption event” means,

(A)   with respect to the underlying index or any basket index:

(i)	the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)    a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B)   with respect to any ETF shares:

(i)	the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities linked to ETF shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in futures or options contract related to the share underlying index or the ETF shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the ETF shares, see “––Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the valuation date or final valuation date, as applicable, is postponed. If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date or final valuation date, as applicable, as postponed. See “—Postponement of Valuation Date(s)” below.

“multiplier” means, for any security linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the securities.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 × multiplier = 100 × 40%

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for the ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)	if the ETF shares (or any such other security) are listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF shares (or any such other security) are listed,

(ii)	if the ETF shares (or any such other security) are securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)	if the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day. If a market disruption event (as defined above) occurs with respect to the ETF shares (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.

This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“trigger amount” means, for any security with a trigger feature, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per security.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the securities.

“upside payment” means a fixed amount specified in the applicable pricing supplement. The applicable pricing supplement will specify whether the return on the securities will be fixed and limited to the upside payment or will equal the greater of the upside payment and the underlying asset-based return if the final value of the underlying asset is greater than its initial value.

“valuation date” or “valuation dates” with respect to an issuance of securities will be specified in the applicable pricing supplement, subject to postponement as described below. If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date. If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component. The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Securities,” references to the underlying index, basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the securities are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount in cash equal to:

•	for securities without a buffer or trigger that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + upside payment

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable:

stated principal amount × index performance factor

OR

stated principal amount × share performance factor

OR

stated principal amount × basket performance factor

where,

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

In determining the index performance factor, share performance factor or basket performance factor for securities with multiple valuation dates, “final average index value,” “final average share price” and “final average basket value” will be used in place of “final index value,” “final share price” and “final basket value,” respectively.

•	for securities with a buffer that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + upside payment

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but greater than or equal to the buffer threshold value, the stated principal amount.

where,

buffer threshold value	=	initial index value × (100% – buffer amount)

OR

initial share price × (100% – buffer amount)

OR

initial basket value × (100% – buffer amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the buffer threshold value:

stated principal amount × (index performance factor + buffer amount)

OR

stated principal amount × (share performance factor + buffer amount)

OR

stated principal amount × (basket performance factor + buffer amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Accordingly, where the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, has decreased from the initial index value, initial share price or initial basket value, as applicable, by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying index, underlying shares or underlying basket, as applicable, in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

•	for securities with a trigger that pay a fixed upside payment, and there is no further participation in the appreciation of the underlying asset,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + upside payment

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value but greater than or equal to the downside threshold value, the stated principal amount.

where,

downside threshold value	=	initial index value × (100% – trigger amount)

OR

initial share price × (100% – trigger amount)

OR

initial basket value × (100% – trigger amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the downside threshold value:

stated principal amount × index performance factor

OR

stated principal amount × share performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

•	for securities without a buffer or trigger that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying index, underlying shares or underlying basket,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × share percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change where,

index percent change	=	final index value – initial index value
initial index value

share percent change	=	final share price – initial share price
initial share price

basket percent change	=	final basket value – initial basket value
initial basket value

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

In determining the index percent change, share percent change or basket percent change for securities with multiple valuation dates, “final average index value,” “final average share price” and “final average basket value” will be used in place of “final index value,” “final share price” and “final basket value,” respectively.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable:

stated principal amount × index performance factor

OR

stated principal amount × share performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

•	for securities with a buffer that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying index, underlying shares or underlying basket,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × share percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but greater than or equal to the buffer threshold value, the stated principal amount.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the buffer threshold value:

stated principal amount × (index performance factor + buffer amount)

OR

stated principal amount × (share performance factor + buffer amount)

OR

stated principal amount × (basket performance factor + buffer amount)

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Accordingly, where the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, has decreased from the initial index value, initial share price or initial basket value, as applicable, by more than the buffer amount, the payment at maturity will be less than the stated principal amount by an amount proportionate to the decrease in the value of the underlying index, underlying shares or underlying basket, as applicable, in excess of the buffer amount. However, under no circumstances will the payment due at maturity be less than the product of the stated principal amount and the buffer amount per security.

•	for securities with a trigger that pay the greater of a fixed upside payment and a return based on the percentage appreciation of the underlying index, underlying shares or underlying basket,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable:

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × index percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × share percent change

OR

stated principal amount + the greater of (i) upside payment and (ii) stated principal amount × basket percent change

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but greater than or equal to the downside threshold value, the stated principal amount.

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the downside threshold value:

stated principal amount × index performance factor

OR

stated principal amount × share performance factor

OR

stated principal amount × basket performance factor

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Buffered Jump Securities with a Downside Factor

Buffered jump securities may be structured to have a downside factor which is the factor by which any percentage decline in the underlying index, underlying shares or underlying basket in excess of the buffer amount is multiplied. For buffered jump securities with a downside factor, if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the buffer threshold value, the payment at maturity for each security will equal:

stated principal amount	+	stated principal amount	×	(index percent change + buffer amount)	×	downside factor

OR

stated principal amount	+	stated principal amount	×	(share percent change + buffer amount)	×	downside factor

OR

stated principal amount	+	stated principal amount	×	(basket percent change + buffer amount)	×	downside factor

, depending on whether the securities are linked to an index, an exchange-traded fund or a basket.

Because in this scenario the sum of the index percent change, share percent change or basket percent change, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and could be zero.

Postponement of Valuation Date(s)

In determining the index closing value, share closing price and basket closing value on any valuation date for the underlying index, underlying shares or underlying basket, respectively, in connection with the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of securities linked to a single index: If any scheduled valuation date is not an index business day or if a market disruption event with respect to the underlying index occurs on any such date, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled valuation date will not be determined on a date later than the fifth scheduled index business day after such scheduled valuation date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of securities linked to a single exchange-traded fund: If any scheduled valuation date is not a trading day or if a market disruption event with respect to the underlying shares occurs on any such date, the share closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price for any scheduled valuation date will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for an underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of securities linked to a basket: If any scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any basket component or if a market disruption event occurs on any such valuation date with respect to any basket component, the index closing value or share closing price, as applicable, with respect to each such affected basket component will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such affected basket component. The basket closing value for any scheduled valuation date will be determined on the date on which the index closing value or share closing price, as applicable, for each of the basket components for such valuation date has been determined; provided that the index closing value or share closing price, as applicable, for any affected basket component will not be determined on a date later than the fifth scheduled index business day or trading day after the scheduled valuation date, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, the index closing value or share closing price for such basket component will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of securities that have multiple consecutive valuation dates: If any scheduled valuation date is not an index business day or trading day, as applicable, or if a market disruption event occurs on any such date, the index closing value, share closing price or basket closing value, as applicable, will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such underlying index, underlying shares or basket component, as applicable. Each succeeding valuation date shall then be the next index business day or trading day, as applicable, following the preceding valuation date as postponed. The final average index value, final average share price or final average basket value, as applicable, shall be determined on the date on which the index closing values, share closing prices or basket closing values, as applicable, for all scheduled valuation dates have been determined; provided that (i) the index closing value, share closing price or basket closing value, as applicable, for any valuation date will not be determined on a date later than the tenth business day after the last scheduled valuation date, (ii) the index closing value, share closing price or basket closing value, as applicable, for any remaining valuation dates that would otherwise fall after such tenth business day shall be the index closing value, share closing price or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value, share closing price or basket closing value, as applicable, for any such remaining valuation dates in accordance with the procedures described in the applicable paragraph of the prior three paragraphs.

Antidilution Adjustments for Securities linked to Exchange-Traded Funds

If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value of the underlying index or basket index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the discontinued underlying index or basket index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent to the relevant initial index value and downside threshold value.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the relevant securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any valuation date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date. The index closing value of the affected index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such valuation date of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the securities.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value (and, if applicable, the basket closing value) is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted. Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share closing price of the ETF shares on any valuation date following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the share underlying index (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share closing price on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent for purposes of calculating payments on the securities.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities linked to ETF shares, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of such securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date. The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the securities linked to ETF shares.

Trustee

The “Trustee” for each offering of securities issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to the Depositary, as holder of the securities, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Securities—Book-

Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, the index percent change, the share percent change, the basket percent change, the index performance factor, the share performance factor, the basket performance factor, as applicable, whether a market disruption event has occurred, the payment at maturity, if any, and the amount due and payable upon any acceleration of the securities that we describe in the section of this product supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for securities linked to a single underlying index or shares of a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for securities linked to a basket of indices and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make. See “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Securities—General Terms of Securities—Some Definitions”. MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the securities prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the securities are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the securities for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your securities in our records and will be entitled to cast the vote regarding your securities. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern. The securities and Morgan Stanley’s guarantee of securities issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

Use of Proceeds and Hedging

The net proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date or any basket component setting date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging and, if the securities are linked to ETF shares, by taking positions in the ETF shares, in options contracts on the ETF shares or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity on or prior to the pricing date or any basket component setting date could potentially increase the value of the underlying asset on the pricing date or any basket component value on a basket component setting date, and, therefore, could increase the level at or above which the underlying asset must be on the valuation date(s) so that you do not suffer a loss on your initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities, including on the valuation date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the securities are linked to ETF shares, by purchasing and selling the ETF shares, options contracts relating to the ETF shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying asset, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Securities Offered on a Global Basis

If we offer the securities on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of the securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.

The discussion below assumes that the securities will not pay any stated interest. The U.S. federal tax consequences of an investment in securities that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to initial investors in the securities who:

•	purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific securities offered thereunder.

General

Except as otherwise provided in the applicable pricing supplement and based on certain representations that will be confirmed at or prior to the pricing date with respect to each offering, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Tax Treatment Prior to Settlement. Subject to the discussions below under “—Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. Subject to the discussions below under “—Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder’s tax basis in a security should equal the amount paid by the U.S. Holder to acquire the security.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of a security, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the security sold, exchanged or settled. Subject to the discussions below regarding the possible application of Sections 1258, 1256 and 1260 of the Code and under “—Possible Taxable Events,” any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of the sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Taxable Events

In the event of a change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the discontinuance of an underlying index, the designation of a successor underlying index or other similar circumstances resulting in a material change to an underlying index or a component, it is possible that a security could be treated, in whole or in part, as terminated and reissued for U.S. federal income tax purposes. In that case, a U.S. Holder might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the security.

Possible Application of Section 1258 of the Code

It is possible that an investment in the securities could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the securities were treated as a conversion transaction, the gain from the sale, exchange or settlement of the securities would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by the U.S. Holder to acquire the securities) for the period ending on the date of sale (including a deemed sale described above under “—Possible Taxable Events” or under the mark-to-market treatment discussed below under “—Possible Application of Section 1256 of the Code”), exchange or settlement at a rate equal to 120 percent of the applicable federal rate. Unless otherwise provided in the applicable pricing supplement, Section 1258 of the Code should not apply to the securities. U.S. Holders should consult their tax advisers regarding the possible application of Section 1258 of the Code to the securities.

Possible Application of Section 1256 of the Code

Special rules will apply if a security constitutes, in whole or in part, a “Section 1256 Contract” under Section 1256 of the Code. Section 1256 Contracts include, among others, “listed options.” Accordingly, if a security is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the security may be treated, in whole or in part, as a Section 1256 Contract. If Section 1256 of the Code were to apply to a security, U.S. Holders would be required (i) to mark to market all or a portion of the security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss. U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the securities.

Possible Application of Section 1260 of the Code

If a security (other than a security that provides for only a single fixed upside payment if the underlying increases in value over the term of the securities) is linked to an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC, there is a substantial risk that an investment in the security will be treated as a “constructive ownership transaction,” as defined in Section 1260 of the Code. If an investment in the security is treated as a constructive ownership transaction, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the security) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of the security equals the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Even if an investment in the security is treated as a constructive ownership transaction, the amount of net underlying long-term capital gain, and therefore the amount of Recharacterized Gain, is unclear. It is possible, for example, that the net underlying long-term capital gain is equal to the aggregate net capital gain that the U.S. Holder would have had if the Underlying Shares had been acquired for fair market value on the issue date of the security and sold for fair market value upon the date of sale, exchange or settlement of the security (which would reflect the percentage increase, without any multiple, in the value of the Underlying Shares over the term of the security). However, the net underlying long-term capital gain could alternatively be calculated using a number of Underlying Shares that reflects the multiple upon which any gain on the security will be calculated, in which case the amount of Recharacterized Gain would generally be zero. Moreover, other features of the securities (such as a security linked to multiple Pass-Thru Entities or a Pass-Thru Entity and one or more indices which do not contain any Pass-Thru Entity), may also give rise to uncertainty about the proper method for calculating the amount of Recharacterized Gain. Under Section 1260 of the Code, the amount of net underlying long-term capital gain is treated as zero unless otherwise “established by clear and convincing evidence.”

Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel expects to be unable to opine as to whether or how Section 1260 of the Code applies to securities linked to Pass-Thru Entities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a security as a debt instrument. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to a security, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the security every year at a “comparable yield” determined at the time of issuance of the security. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the security would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “Short-term Security”) were treated as a debt instrument, the timing and character of income thereon would be significantly affected. Among other things, gain realized by a U.S. Holder upon settlement of a Short-term Security at maturity would be treated as ordinary income. In addition, such a Short-term Security would be treated as issued with OID. Moreover, (1) gain recognized by a U.S. Holder upon the sale or other disposition of the Short-term Security (other than at maturity) would be treated as ordinary income to the extent of any accrued OID not yet included in income, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term Security) might be required to accrue into income OID over the term of the Short-term Security before maturity. However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term Security would not be known as of the issue date.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the securities, other alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder might be required to accrue OID into income on a current basis.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above under “—Possible Application of Section 1260 of the Code”). While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

Assuming the treatment of the securities as set forth above under “—General” is respected, and subject to the discussions regarding backup withholding, the possible application of Sections 871(m) and 897 of the Code and FATCA, a Non-U.S. Holder of the securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a security were treated as a debt instrument, any payment made to a Non-U.S. Holder with respect to the security would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding the security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding the possible application of Section 871(m) of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a withholding tax of 30% (or lower treaty rate applicable to dividends) on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Subject to the discussion below concerning securities issued before January 1, 2019, a security linked to U.S. equities or indices that include U.S. equities (a “U.S. equity linked security”) will generally be subject to the Section 871(m) withholding regime if at issuance it (i) has a “delta” of 0.80 or higher with respect to the underlying U.S. equity or (ii) substantially replicates the economic performance of the underlying U.S. equity, as determined by a “substantial equivalence” test that, among other factors, takes into account the initial number of shares of the underlying U.S. equity needed to hedge the transaction fully. The tests described above are set forth in the regulations, and the applicable test will depend on the terms of the relevant U.S. equity linked security. Under these rules, withholding may apply even where the relevant U.S. equity linked security does not provide for any payment that is explicitly linked to a dividend. The regulations provide for certain exceptions to the withholding requirements, in particular for instruments linked to certain broad-based indices (a “qualified index”) that meet standards set forth in the regulations, as well as certain securities that track a qualified index.

Under a recent IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a “delta” of one with respect to any U.S. equity. If the terms of a U.S. equity linked security are subject to a "significant modification," the U.S. equity linked security will generally be treated as reissued at the time of the significant modification.

The calculations of “delta” are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the issuance of the security. As a result, a Non-U.S. Holder should acquire such a security only if it is willing to accept the risk that the security is treated as subject to withholding.

The amount of a “dividend equivalent” is equal to, for a “simple” contract, the product of (a) the per-share dividend amount, (b) the number of shares of the underlying U.S. equity referenced in the U.S. equity linked security and (c) the delta, and, for a “complex” contract, the product of (a) the per-share dividend amount and (b) the initial hedge.

The dividend equivalent amount will be determined on the earlier of (a) the record date of the dividend and (b) the day prior to the ex-dividend date. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If a U.S. equity linked security is subject to withholding in respect of dividend equivalents, withholding will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the relevant U.S. equity linked security or upon the date of maturity, lapse or other disposition thereof by the Non-U.S. Holder.

We will determine whether a U.S. equity linked security is subject to withholding under Section 871(m) by performing the calculations described above. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.

The regulations provide that Non-U.S. Holders of a potential Section 871(m) transaction are entitled to receive certain information in respect thereof. The applicable pricing supplement will provide further guidance on how Non-U.S. Holders may obtain such information.

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on the Non-U.S. Holder’s particular circumstances. For example, the application of Section 871(m) may be affected if a Non-U.S. Holder enters into another transaction in connection with the acquisition of a U.S. equity linked security. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) to the securities in their particular circumstances.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the securities were recharacterized as debt instruments, as described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” FATCA would apply to any payment of U.S.-source FDAP income and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement) of the securities. Even if the securities are not recharacterized as debt instruments, FATCA may apply to payments of dividend equivalents under Section 871(m) of the Code, as described above under “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code,” and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement) of a security that gives rise to a dividend equivalent. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Plan of Distribution (Conflicts of Interest)

We are offering the securities as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each security the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may cease to make a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the individual stocks that constitute the underlying index or basket indices or, if the securities are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the individual stocks that constitute the underlying index or basket indices or, if the securities are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the applicable indenture referred to in this product supplement similar to those described in this product supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series J and Series K prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement. The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than two business days after the pricing date, purchasers who wish to trade securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

European Economic Area

IMPORTANT – EEA RETAIL INVESTORS – If the pricing supplement in respect of any securities includes a legend entitled “Prohibition of Sales to EEA Retail Investors”, the securities are not intended, from January 1, 2018, to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended (the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive (as defined below). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the securities made to persons in the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the securities.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, in respect of any offer of securities on or after January 1, 2018, unless the pricing supplement in respect of any securities specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, it will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement and the accompanying prospectus as completed by the pricing supplement in relation thereto to any retail investor in the EEA. For the purposes of this provision:

(a)   the expression "retail investor" means a person who is one (or more) of the following:

(i)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)  a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Directive; and

(b)   the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Prior to January 1, 2018, and from that date if the pricing supplement in respect of any securities specifies “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, in relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of securities to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State at any time:

(1)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (1) to (3) above shall require us or any agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

With respect to securities to be offered or sold in the United Kingdom, the agent has represented and agreed, and each underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities will be required to represent and agree, that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us, and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus and any other documents or materials relating to the issue of securities is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom the securities are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom or (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the redemption value of that part is not less than £100,000 (or its equivalent in other currencies) and (C) be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (ii) be issued in other circumstances which do not constitute a contravention of Section 19 of the FSMA by us.

With respect to such securities that have a maturity of less than one year, the agent has represented and agreed, and each underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities will be required to represent and agree, that (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (2) it has not offered or sold and will not offer or sell any such securities other than to persons:

(i)    whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(ii)   who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). The securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of the securities have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance, (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or (iii) in circumstances which do not constitute an offer to the public within the meaning of that Ordinance. No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the SFA. Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance, with the conditions of any other applicable exemption or provision of the SFA. Where securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has subscribed for or acquired the securities except:

(1) to an Institutional Investor or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Switzerland

The securities may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the securities being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the securities constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. The securities are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do not benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.